Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THIS NOTE HAS BEEN ISSUED WITH A FIVE PERCENT (5%) ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE CHIEF FINANCIAL OFFICER OF THE COMPANY, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). THE CHIEF FINANCIAL OFFICER OF THE COMPANY MAY BE REACHED AT TELEPHONE NUMBER (240) 403-4212.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Convertible Secured Promissory Note

Original Principal Amount: $2[          ]

Issuance Date: October [*], 2024

FOR VALUE RECEIVED, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (“Debtor” or “Company”), promises to pay to the order of [lender] (“Lender”), the principal sum of [          ] dollars ($[             ]) and to pay interest on the outstanding principal of this Note, in accordance with Section 2 of this Note. This Note is issued as part of a series of similar notes (collectively, the “Notes”) to be issued pursuant to the terms of that certain Purchase Agreement (the “Agreement”), dated as of October [*], 2024 (the “Agreement Date”), to the purchasers listed on the Schedule of Purchasers thereof (the “Holders”).

1.	Maturity. To the extent not previously converted in accordance with Section 4 of this Note, Debtor shall repay the unpaid principal of this Note in full, together with all accrued and unpaid interest thereon, on October [*], 2025 (the “Maturity”). All payments under this Note shall be made in lawful money of the United States to the Lender at the address set forth on the signature page hereto, or such other place as Lender may designate by written notice to Debtor. All payments on the Notes shall be made pro rata based on the principal amount thereof outstanding on the date of payment and shall be applied first against costs of collection (if any), then against accrued and unpaid interest, then against principal.

2.	Interest. Interest shall accrue on the unpaid principal balance of this Note, commencing on the date hereof and continuing until repayment of this Note, in full, at the rate of 14.5% per annum, calculated on the basis of a 360-day year and actual days elapsed. Interest shall be repaid in cash quarterly in arrears.

3.	Optional Prepayment. At anytime prior to the Maturity Date, upon 10 days’ notice to Lender, Debtor may prepay any unpaid principal balance due to Lender hereunder at a 107% premium.

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4.	Conversion. This Note shall be convertible on the following basis:

(a)	Mandatory Conversion. Upon Maturity, this Note shall either (i) be paid in cash by the Debtor or in the event there is an effective registration statement in place (ii) automatically convert, in whole, without any further action by Lender, into shares of common stock, par value $0.00001 per share, of the Company based on the outstanding principal amount hereof at a conversion price equal to the lower of a 15% discount to (i) $[***][1] per share or (ii) the price of any offering entered into by the Company during the term of the Note.

(b)	Optional Conversion. The Lender may convert at any point after [ ][2] (three months after the Issuance Date), or after such period as may be required of the placement agent participating in the Company’s registered follow-on offering, either all or a portion of the principal amount due under this Note at a conversion premium of 110%.

(c)	Reservation of Securities. The Company shall reserve, for the life of this Note, such number of shares of common stock as is necessary to ensure that there is a sufficient quantity of shares of common stock into which the Note can be converted.

(d)	Costs. Debtor shall pay all documentary, stamp, transfer and/or other transactional taxes attributable to the issuance or delivery of shares of stock upon conversion of all or any portion of this Note.

(e)	Approvals. If any shares of stock to be reserved for the purpose of conversion of all or any portion of this Note require registration with or approval of any governmental authority under any law before such shares may be validly issued or delivered upon conversion, then Debtor will use its best efforts to secure such registration or approval, as the case may be.

(f)	Valid Issuance. All shares of stock issued upon conversion of all or any portion of this Note will, upon such issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and Debtor shall take no action that will cause a contrary result.

(g)	Partial Conversion. In the case of any partial conversion of this Note, Debtor shall cancel the Note upon surrender hereof and shall execute and deliver a new Note in substantially the form hereof in the principal amount of the remaining unconverted principal amount.

(h)	Ownership Blocker. At no point shall the Lender hold more than 4.99% of the outstanding common stock of the Company.

5.	Anti-Dilution. The Conversion Price shall be subject to a one-time price match if the Borrower issues equity at a lower price in the future prior to the Maturity date.

1 The 5-day VWAP immediately prior to Issuance.

2 The date that is three months after the date of issuance.

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6.	Registration Rights. The Company shall file a resale registration statement with the Securities and Exchange Commission registering the Notes within three months following the Issuance Date.

7.	Security Interest.

(a)	The Debtor pledges and grants to the Lender a security interest in the Collateral (as defined below) to secure payment and performance of all of the obligations and liabilities of the Debtor under this Note and the Agreement. At the request of the Lender, the Debtor shall use commercially reasonable efforts to procure, execute and deliver from time to time any consents, approvals, endorsements, assignments, financing statements and other writings deemed necessary or appropriate by the Lender to perfect, maintain and protect its security interest and the priority thereof.

(b)	The “Collateral” shall consist of all personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

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(ii) Intellectual Property, all awarded US, Canadian and European Union patents as listed below:

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing;

(iv) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(v) All investment property;

(vi) All supporting obligations;

(vii) All files, records, books of account, business papers, and computer programs; and

(viii) The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(vii) above, including all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all investment property.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void or voidable by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law and solely to the extent doing so does not void or invalidate such asset, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

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(c)	The Debtor hereby grants and transfers the right and power of attorney to Lender as the attorney in fact of the Debtor in the name and place of the Debtor to execute such documents and to take such other actions as the Lender may deems necessary, useful or appropriate to perfect, enforce, exercise, collect or otherwise effectuate Lender’s security interest, or otherwise place a lien on, in any or all of the Collateral or any of the Lender’s rights or remedies with respect to the Collateral, this Note or the Agreement.

(d)	Upon either (i) the Debtor’s indefeasible repayment in cash in accordance with this Note of the outstanding principal balance of this Note, all interest accrued and unpaid thereon and all other amounts owing in connection with this Note and the Agreement or secured by any or all of the Collateral, or (ii) the conversion of this Note pursuant to Section 4, the Lender will execute and deliver any agreement, financing statement termination or other writings necessary to release the security interest granted pursuant to this Section 5.

(e)	The Lender shall have all of the rights and remedies provided to secured parties by the Uniform Commercial Code (UCC) and other applicable law. In addition, whether or not any event of default exists at such time, the Lender shall be entitled to notify any account debtor of the Lender’s rights in the Collateral pursuant to UCC §§ 9318 and 9502 (to the extent applicable before its revised version takes effect) and revised UCC §§ 9607 and 9608 (when applicable) and to enforce direct collection of all liabilities of any account debtor to the Debtor in accordance with those applicable laws and to apply any obligations under this Note.

(f)	If Lender seeks to foreclose on the Collateral under this Note, Lender will first provide written notice to the other Holders of its intention to do so, and all the Holders shall share in any assets of the Company available to them on a pro rata basis, notwithstanding the order of filing of the UCC-1 financing statements with respect to the security interests.

8.	Default. For purposes of this Agreement and the Note, the term “default” shall include any of the following:

(a)	The failure by Debtor to pay any amounts due under this Note or the Agreement upon Maturity of this Note or failure to convert the Note within ten business days of the Lender’s delivery of its conversion notice to the Company;

(b)	A material breach by Debtor of any other term or provision of the Agreement or of this Note which breach continues for 30 days after Debtor knows or should have known of such breach;

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(c)	Debtor (i) makes an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, (ii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iii) has any such petition or application filed or any such proceeding commenced against it that is not dismissed within sixty (60) days following such initial application, (iv) indicates, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (v) suffers any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

(d)	Debtor adopts a plan of liquidation or dissolution, or the Company’s charter expires or is otherwise revoked;

(e)	The sale or other transfer by Debtor of all or any material part of its property or assets except in the usual and ordinary course of the operation of its business; or a change in the general character, or suspension of any significant part, of Debtor’s business.

Upon each such default, Lender may, at its option, accelerate repayment of this Note, in which case the principal amount outstanding under this Note, all interest accrued thereon and all other amounts owing hereunder shall be due and payable immediately; provided that if there shall occur an Event of Default described in subparagraph (d), the entire unpaid balance of principal with interest accrued thereon and all other sums due under this Note shall be immediately due and payable without any action by Lender.

Upon any such default, Lender will have full recourse against any tangible or intangible assets of Debtor and may pursue any legal or equitable remedies. Lender shall have a full right of offset for any amounts due upon such a default against any amounts payable by Lender to Debtor. Lender agrees that if it seeks to foreclose on the Collateral under the Note, Lender will first provide written notice to the other Holders of its intention to do so, and all the Holders shall share in any assets of Debtor available to them on a pro rata basis, notwithstanding the order of filing of the UCC-1 financing statements with respect to the security interests.

9.	Covenants. Until the principal amount of this Note and all accrued interest and other amounts due hereunder have been paid in full,

(a)	Debtor will not without the prior written consent of Lender, directly or indirectly,

(i)	pay any dividends or make any distributions on, or repurchase any shares of, its capital stock;

(ii)	create, assume, incur or in any manner become liable for or suffer to exist any indebtedness for money borrowed to any person or entity senior to the debt of the Holders; or

(iii)	create, assume or suffer to exist any security interest, lien, charge or other encumbrance in favor of any individual or entity senior to the Holders.

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10.	Miscellaneous.

(a)	All payments under this Note shall be made unconditionally, indefeasibly and in full without deduction, setoff, recoupment, counterclaim, or other defense, all of which are hereby waived to the maximum extent permitted by applicable law. If the Debtor or any of its affiliates have any claim, recoupment, setoff, defense or other right to the contrary, the Debtor shall notify the Lender in writing immediately, and the Debtor represents and warrants that it presently has no such claims, recoupments, setoffs, defenses or other such rights. Debtor hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

(b)	Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(c)	Time is of the essence hereof. Upon any default hereunder, Lender may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

(d)	The remedies of Lender as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender’s sole discretion and may be exercised as often as occasion therefor shall occur.

(e)	This Note shall be governed by and construed in accordance with and under the laws of the State of Delaware applicable to contracts wholly made and performed in such state. The federal and state courts of the State of Delaware shall have sole and exclusive jurisdiction over any dispute arising from this Note.

(f)	The Company shall pay all costs and expenses, including reasonable attorney’s fees and disbursements, incurred in the collection or enforcement hereof.

(g)	This Note shall be binding upon Debtor and its successors and assigns, provided, however, that Debtor may not assign or transfer its obligation hereunder without the prior written consent of Lender. This note may only be assigned by Lender with the written consent of Debtor.

(h)	If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effect the provisions of this Note.

(i)	This Note may not be changed or amended orally, but only by an agreement in writing, signed by an authorized representative of the party against whom enforcement is sought.

(j)	The headings/captions appearing in this Note have been inserted for the purposes of convenience and ready reference, and do not purport to and shall not be deemed to define, limit or extend the scope or intent of the provisions to which they pertain.

[Signature page to Follow]

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IN WITNESS WHEREOF, Debtor has executed this Note as of the date first above written.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:
Name:	Anatoly Dritschilo, M.D.
Title:	Chief Executive Officer

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